Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2013, relating to the financial statements of Livemocha, Inc., appearing in the Current Report on Form 8-K/A of Rosetta Stone Inc. dated June 13, 2013.

/s/ Deloitte & Touche LLP

Seattle, Washington

August 9, 2013